1 FY 2017 Results and FY 2018 Outlook John L. Walsh President & CEO, UGI Kirk R. Oliver Chief Financial Officer, UGI Jerry E. Sheridan President & CEO, AmeriGas

2 About This Presentation This presentation contains certain forward-looking statements that management believes to be reasonable as of today’s date only. Actual results may differ significantly because of risks and uncertainties that are difficult to predict and many of which are beyond management’s control. You should read UGI’s Annual Report on Form 10-K for a more extensive list of factors that could affect results. Among them are adverse weather conditions, cost volatility and availability of all energy products, including propane, natural gas, electricity and fuel oil, increased customer conservation measures, the impact of pending and future legal proceedings, liability for uninsured claims and for claims in excess of insurance coverage, domestic and international political, regulatory and economic conditions in the United States and in foreign countries, including the current conflicts in the Middle East, and foreign currency exchange rate fluctuations (particularly the euro), changes in Marcellus Shale gas production, the availability, timing and success of our acquisitions, commercial initiatives and investments to grow our business, our ability to successfully integrate acquired businesses and achieve anticipated synergies, and the interruption, disruption, failure, malfunction, or breach of our information technology systems, including due to cyber- attack. UGI undertakes no obligation to release revisions to its forward-looking statements to reflect events or circumstances occurring after today. In addition, this presentation uses certain non-GAAP financial measures. Please see the appendix for reconciliations of these measures to the most comparable GAAP financial measure. UGI Corporation | Fiscal 2017 Results

3 John Walsh President & CEO, UGI FY 2017 Recap John L. Walsh President & CEO, UGI

4 FY17 Recap • Adjusted EPS up ~12% y/y as benefits of investments and diversification offset warm weather • Significant progress on portfolio of growth projects • Increased dividend for 30th consecutive year Adjusted Earnings Per Share is a non-GAAP measure. See Appendix for reconciliation. $2.05 $2.29 FY16 FY17 Adjusted EPS FY 17 Weather Versus: Normal UGI Corporation | Fiscal 2017 Results AmeriGas UGI International Gas Utility Midstream & Marketing AmeriGas UGI International Gas Utility Midstream & Marketing FY 17 Weather Versus: Prior Year 14% warmer 5% warmer 15% warmer 11% warmer 1% colder 10% colder 2% colder 3% colder

5 Key Accomplishments – Natural Gas Midstream & Marketing Utility UGI Corporation | Fiscal 2017 Results  Completed construction of Sunbury pipeline under budget and ahead of schedule  Completed construction of Manning LNG facility; placed into service in July  Began construction of Steelton LNG vaporization and storage facility; anticipate completion in FY18  Received final EIS for PennEast pipeline in April; FERC quorum restored in August; expect to commence construction in 2018  Successfully concluded rate case for PNG  Implemented new CIS system that will improve customer service  Executed a record $318 million of capital investment  Added over 14,000 residential heating and commercial customers  Began construction on pipeline to service Invenergy generating facility; anticipate completion in early FY18

6 Key Accomplishments – Propane -11.7% -13.7% -6.1% -30.0% -10.7% -21.2%  ACE and National Accounts delivered record operating results  Completed five tuck-in transactions  Extended average maturities and lowered average rates on long term debt by more than 100bps  Increased distribution for the 13th consecutive year  Completed majority of integration activities with Finagaz  Acquired energy marketer DVEP in the Netherlands  Continued to build- out marketing business in France, Belgium, and U.K.  Entered Italian market with Totalgaz Italia acquisition AmeriGas UGI International UGI Corporation | Fiscal 2017 Results

7 John Walsh President & CEO, UGI Financial Review Kirk R. Oliver Chief Financial Officer, UGI

8 FY16 FY17 Net income attributable to UGI Corporation (GAAP) $364.7 $ 436.6 Net gains on commodity derivative instruments1,2,3 (29.9) (51.2) Unrealized losses on foreign currency derivative instruments1 - 13.9 Loss on extinguishments of debt1 7.9 9.6 Integration expenses associated with Finagaz1 17.3 26.2 Impact from change in French tax rate - (29.0) Adjusted net income attributable to UGI Corporation $360.0 $406.1 FY17 Adjusted Earnings FY16 FY17 UGI Corporation - Diluted Earnings Per Share (GAAP) $2.08 $2.46 Net gains losses on commodity derivative instruments (0.17) (0.29) Unrealized losses on foreign currency derivative instruments - 0.08 Loss on extinguishments of debt 0.04 0.05 Integration expenses associated with Finagaz 0.10 0.15 Impact from change in French tax rate - (0.16) Adjusted diluted earnings per share $2.05 $2.29 1 Income taxes associated with pre-tax adjustments determined using statutory business unit tax rates 2 Includes the effects of rounding 3 Instruments not associated with the current period. ($ millions, except per share amounts) UGI Corporation | Fiscal 2017 Results

9 $2.05 $0.01 $0.14 $(0.01) $0.11 ($0.01) $2.29 $1.00 $2.50 2016 AmeriGas UGI International Midstream & Marketing UGI Utilities Corp & Other 2017 Ad ju st ed E P S FY17 Results Recap Strength and diversity of businesses enabled UGI to deliver record earnings Adjusted EPS is a non-GAAP measure. See appendix for reconciliation. 1 Includes $(0.03) Corporate & Other $0.29 $0.30 $0.74 $0.88 $0.50 $0.49 $0.55 $0.66 FY16 FY17 $2.292 $2.051 UGI International 9.7% colder 1.3% colder 2.2% colder 2.6% colder Adjusted EPS Midstream & Marketing UGI Utilities AmeriGas 2 Includes $(0.04) Corporate & Other UGI Corporation | Fiscal 2017 Results than prior year

10 FY16 FY17 Adjusted EBITDA $543.0 Retail Margin (5.7) Wholesale and Other Total Margin 9.3 Adjusted Operating and Administrative Expenses 21.2 Other Income and Expense, net (16.5) Adjusted EBITDA $551.3 • Volume down 1.7% compared to 2016 largely due to critical heating months of January and February that were 9% warmer than the prior year • Operating and administrative expenses, adjusted to exclude a $7.5 million environmental accrual related to a legacy acquisition, were $21 million lower than the prior year due to lower uninsured litigation and medical insurance expenses partially offset by higher vehicle fuel and bad debt • Other income and expense primarily reflects lower gains on the sale of fixed assets of $10.3 million and lower fuel-related tax credits Financial Results – AmeriGas FY16 FY17 colder warmer (13.5)% (15.0)% Weather versus normal 1.3% colder than prior year Adjusted EBITDA is a non-GAAP measure. See appendix for reconciliation. ($ millions) Total margin UGI Corporation | Fiscal 2017 Results

11 FY16 FY17 Income Before Taxes $182.0 Total Margin (22.8) Operating and Administrative Expenses 13.5 Depreciation and Amortization (5.0) Interest Expense 3.8 Other Income and Expense, net 3.5 Income Before Taxes $175.0 Integration Expenses 27.9 39.9 Adjusted Income Before Taxes $209.9 $214.9 • Average temperatures were 4.5% warmer than normal but nearly 10% colder than prior year • Volume slightly higher than the prior year as effects of colder weather were substantially offset by lower autogas volume due to exit of low-margin autogas business in Poland • Total margin was down from prior year primarily reflecting slightly lower average retail bulk and cylinder LPG margins due to the absence of a significant parachute in the prior year and currency impacts • Operating and administrative expenses lower primarily due to realization of Finagaz synergies and slightly weaker pound sterling and euro Financial Results – UGI International Weather versus normal -6.2% -7.4% 9.7 % colder than prior year ($ millions) Adjusted Income Before Taxes is a non-GAAP measure. FY16 FY17 colder warmer (12.9)% (4.5)% UGI Corporation | Fiscal 2017 Results

12 FY16 FY17 Income Before Taxes $ 144.6 Total Margin 0.1 Operating and Administrative Expenses (4.7) Depreciation and Amortization (4.8) Other Income and Expenses, net 6.2 Income Before Taxes $141.4 • Margin approximately equal to prior year as higher peaking, natural gas gathering, and natural gas marketing margins were offset by a decrease in total margin from capacity management, electricity generation, and storage services • Operating and administrative expenses increased reflecting higher wage and benefits expense, partially offset by lower operating and maintenance expenses at our generating facilities • $6.2 million increase in other income primarily reflects AFUDC associated with the PennEast and Sunbury pipelines Financial Results – Midstream & Marketing FY16 FY17 colder warmer (17.8)% (14.5)% Weather versus normal 2.2% colder than prior year ($ millions) UGI Corporation | Fiscal 2017 Results

13 FY16 FY17 Income Before Taxes $163.3 Total Margin 41.7 Operating and Administrative Expenses (19.7) Depreciation and Amortization (5.0) Interest Expense (2.6) Other Income and Expense, net 10.4 Income Before Taxes $188.1 Financial Results – Utilities FY16 FY17 colder warmer (11.1)% (13.6)% Gas Utility weather versus normal 2.6% colder than prior year ($ millions) • Core customer throughput increased 6.3%, total throughput increased 14.5% due to higher large firm delivery service volume associated with a new gas-fired generation facility • Total margin up $41.7 million from prior year reflecting new UGI Gas base rates, and the higher core market throughput and higher large-firm delivery service margin • Higher operating and administrative expenses reflect higher pension and employee benefits expense, higher customer accounts expenses and the absence of one-time adjustments made in the prior year related to an IT project. • Higher other income reflects a $5.8 million environmental insurance settlement, the absence of a charge recorded in the prior-year related to environmental matters ($2.5 million) and lower interest on purchased gas cost overcollections ($1.6 million) UGI Corporation | Fiscal 2017 Results

14 Outstanding Free Cash Flow $0.2B $0.3B $0.6B $0.8B $1.4B 3 Years Ended 1997 3 Years Ended 2002 3 Years Ended 2007 3 Years Ended 2012 3 Years Ended 2017 Free Cash Flow (Total Capex)1 generated over past three years of $1.4 billion 11.4% CAGR UGI Corporation | Fiscal 2017 Results 1 Cash Flow from Operations less capital expenditures Free Cash Flow is a non-GAAP measure. See appendix for reconciliation.

15 A me riGa s Jerry Sheridan President & CEO, AmeriGas AmeriGas FY 2017 Recap Jerry E. Sheridan President & CEO, AmeriGas

16 • FY17 was 13.5% warmer than normal, 1.3% colder than prior year • FY 17 was 3rd warmest year on record, FY 16 was 2nd warmest • In 2017, temperatures in the critical heating season of January and February were 9% warmer than prior year • Unit margins up ~$0.02 despite 18% increased propane costs • Operating expenses down $21 million, excluding a $7.5 million environmental reserve Adjusted EBITDA is a non-GAAP measure. See appendix for reconciliation. AmeriGas FY17 Earnings Recap $551.2 UGI Corporation | Fiscal 2017 Results FY 2016 FY 2017 Adjusted EBITDA ($ in millions) $543.0 $551.3

17 Growth Drivers and 2018 Outlook National Accounts • Delivered record operating results • Currently serving over 43,000 customer locations Cylinder Exchange • Generated record operating results • Volume up over 8% compared to prior year • Over 50,000 distribution points Acquisitions • Completed 5 acquisitions ~ 6 million gallons annually • More than 50% of funding for acquisitions generated by sale of excess/underutilized assets UGI Corporation | Fiscal 2017 Results Growth Initiatives FY 2018 Adjusted EBITDA Guidance • Expect Adjusted EBITDA of $650 - $690 million • Based on normal weather over 15-year period, which is ~3% warmer than previous 30-year period

Standby Equity Commitment Agreement

- AmeriGas has entered into a standby equity commitment agreement with UGI Corporation
  - Provides AmeriGas with ability to issue Class B common units to UGI in exchange for cash
    - $50 million minimum draws
    - Up to $225 million in total
    - Draws available through July 1, 2019
  - Class B units pay distribution based on a stated yield
    - 130 basis points over common yield
    - Payable in cash or Class B units
  - Class B units are excluded from the IDR waterfall
- Provides AmeriGas with balance sheet flexibility to continue with strategic growth investments should it experience another significantly warmer-than-normal winter
- AmeriGas does not currently have plans to draw on this commitment

UGI Corporation | Fiscal 2017 Results

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19 FY 2018 Outlook and Q&A John L. Walsh President & CEO, UGI

20 $1.75 $2.00 $2.25 $2.50 $2.75 FY 2017 UGI Utilities Midstream & Marketing UGI International AmeriGas FY 2018 2018 Guidance Consistent Earnings Pattern Historically, on average, ~95% of FY Adjusted EPS is generated in the first half of the year Key Drivers  Return to normal weather  PNG Rate Case, customer additions  Full year Sunbury contract, Manning and Steelton LNG  2017 European acquisitions and Finagaz synergies  ACE and National Accounts growth, M&A, use of technology to reduce costs UGI Corporation | Fiscal 2017 Results Adjusted EPS of $2.45 – $2.65 $2.45 $2.65 $2.29 Q1 ~35% Q2 ~60% Q3 ~5% Q4 ~0% FY 100% Percentage of UGI Adjusted EPS earned by quarter FY 2018 Earnings Guidance Adjusted EPS is a non-GAAP measure. See appendix for reconciliation of 2017 Adjusted EPS. Because we are unable to predict certain potentially material items affecting diluted earnings per share on a GAAP basis, principally mark-to-market gains and losses on derivative instruments and Finagaz integration expenses, we cannot reconcile 2018 Adjusted EPS to diluted EPS, the most comparable GAAP measure.

Strong Track Record and Pipeline of Projects


$3.05 - $3.40[1]
$2.29
$1.25
13% CAGR
AmeriGas
UGI International
Midstream & Marketing
UGI Utilities
• 82,000+ New Utility residential heating and commercial customers
• Over $1.1 billion in Utility capital investment
• Auburn Pipeline System
• Uniondale Pipeline
• Temple LNG
• Manning LNG
• 28 AmeriGas acquisitions
• Added 8,000 ACE locations
• Added over 12,000 National Accounts locations
• Finagaz acquisition
• BP Poland acquisition
• IDRs
• Sunbury Pipeline
• PennEast Pipeline
• Satellite LNG
• Peaking demand
• ACE growth
• National Accounts
• AmeriGas acquisitions
• Technology deployment
• International marketing
• DVEP Acquisition
• Totalgaz Italia Acquisition
• Utility customer growth
• PNG rate case
• DSIC Recovery
• >$1 billion Utility capex
2012
2017
2021

[1] Estimated using midpoint of FY 2018 guidance range , growing at long-term EPS growth expectation of 6%-10%.

UGI Corporation | Fiscal 2017 Results
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22 Dividends & Share Repurchase $210 – 230 million Income-producing businesses support disciplined growth objectives by generating cash for growth opportunities and dividends Organic Investment & M&A $490 – 520 million + 3% – 4% Base Growth 3% – 6% Incremental Growth $700-750 million Free Cash Flow (Maintenance Capex)1 60% Propane 40%Nat Gas 6% - 10% EPS Growth Investment Drives Incremental Growth 4% Dividend Growth 5 Year Actual: 7% 5 Year Actual: 13% Our Commitments to Investors Growth Engine Supports Commitments UGI Corporation | Fiscal 2017 Results 1 Cash Flow from Operations less Maintenance Capital from wholly-owned operations, plus AmeriGas dividends to UGI Corporation. Note: All figures represent multi-year average targets.

23 Key Growth Drivers UGI Corporation | Fiscal 2017 Results • Marcellus infrastructure gap driving Midstream & Marketing Investment • UGI LNG capacity doubled in past 3 years • Anticipate FERC approval for PennEast • Acquisition of Rockdale gathering system in north central PA is natural extension of our existing midstream assets • Fee-based margin growing • $1.2 billion Utility capital investment planned over next four years • Low cost Marcellus gas continues to drive customer growth • Infrastructure replacement creates rate base growth with reduced regulatory lag • ACE and National Accounts and enhanced logistics bolster AmeriGas growth • Capitalizing on gas marketing and geographic expansion in Europe

24 Key Messages • UGI is a balanced growth and income investment • Five Year EPS CAGR of 13% • Five Year Dividend CAGR of 7% • Outstanding cash generation • Anticipated $700 – 750 million of annual cash flow generated, after maintenance capex • Track record of disciplined capital deployment • 15% total shareholder return over past 20 years driven by accretive investments UGI Corporation | Fiscal 2017 Results

25 Q&A

26 APPENDIX

27 • Because we are unable to predict certain potentially material items affecting diluted earnings per share on a GAAP basis, principally mark-to-market gains and losses on commodity derivative instruments and Finagaz integration expenses, we cannot reconcile 2018 adjusted diluted earnings per share, a non-GAAP measure, to diluted earnings per share, the most directly comparable GAAP measure, in reliance on the “unreasonable efforts” exception set forth in SEC rules. • Management uses "adjusted net income attributable to UGI" and "adjusted diluted earnings per share," both of which are non-GAAP financial measures, when evaluating UGI's overall performance. For the periods presented, adjusted net income attributable to UGI is net income attributable to UGI Corporation after excluding net after-tax gains and losses on commodity and certain foreign currency derivative instruments not associated with current period transactions (principally comprising changes in unrealized gains and losses on derivative instruments), Finagaz integration expenses, losses associated with extinguishments of debt and the impact on net deferred tax liabilities from a change in French corporate income tax rate. Volatility in net income at UGI can occur as a result of gains and losses on commodity and certain foreign currency derivative instruments not associated with current period transactions but included in earnings in accordance with U.S. generally accepted accounting principles ("GAAP"). • Non-GAAP financial measures are not in accordance with, or an alternative to, GAAP and should be considered in addition to, and not as a substitute for, the comparable GAAP measures. Management believes that these non-GAAP measures provide meaningful information to investors about UGI’s performance because they eliminate the impact of (1) gains and losses on commodity and certain foreign currency derivative instruments not associated with current-period transactions and (2) other significant discrete items that can affect the comparison of period-over-period results. • The following tables on the following slides reconcile net income attributable to UGI Corporation, the most directly comparable GAAP measure, to adjusted net income attributable to UGI Corporation, and reconciles diluted earnings per share, the most comparable GAAP measure, to adjusted diluted earnings per share, to reflect the adjustments referred to above. UGI Supplemental Footnotes UGI Corporation | Fiscal 2017 Results

UGI Adjusted Net Income and EPS

UGI CORPORATION

Year Ended September 30, 2017	Total	AmeriGas Propane	UGI International	Midstream & Marketing	UGI Utilities	Corporate & Other
Adjusted net income attributable to UGI Corporation:						
Net income attributable to UGI Corporation	$ 436.6	$ 44.6	$ 158.6	$ 86.9	$ 116.0	$ 30.5
Net gains on commodity derivative instruments not associated with current-period transactions (net of tax of $31.9) (a) (b)	(51.2)	—	—	—	—	(51.2)
Unrealized losses on foreign currency derivative instruments (net of tax of $(9.9)) (a)	13.9	—	—	—	—	13.9
Loss on extinguishments of debt (net of tax of $(6.1)) (a)	9.6	9.6	—	—	—	—
Integration expenses associated with Finagaz (net of tax of $(13.7)) (a)	26.2	—	26.2	—	—	—
Impact from change in French tax rate	(29.0)	—	(29.0)	—	—	—
Adjusted net income (loss) attributable to UGI Corporation	$ 406.1	$ 54.2	$ 155.8	$ 86.9	$ 116.0	$ (6.8)
Adjusted diluted earnings per share:						
UGI Corporation earnings per share - diluted	$ 2.46	$ 0.25	$ 0.89	$ 0.49	$ 0.66	$ 0.17
Net gains on commodity derivative instruments not associated with current-period transactions	(0.29)	—	—	—	—	(0.29)
Unrealized losses on foreign currency derivative instruments	0.08	—	—	—	—	0.08
Loss on extinguishments of debt	0.05	0.05	—	—	—	—
Integration expenses associated with Finagaz	0.15	—	0.15	—	—	—
Impact from change in French tax rate	(0.16)	—	(0.16)	—	—	—
Adjusted diluted earnings (loss) per share	$ 2.29	$ 0.30	$ 0.88	$ 0.49	$ 0.66	$ (0.04)

(a) Income taxes associated with pre-tax adjustments determined using statutory business unit tax rates.
(b) Includes the effects of rounding.

UGI Corporation | Fiscal 2017 Results

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UGI Adjusted Net Income and EPS

UGI CORPORATION

Year Ended September 30, 2016	Total	AmeriGas Propane	UGI International	Midstream & Marketing	UGI Utilities	Corporate & Other
Adjusted net income attributable to UGI Corporation:						
Net income attributable to UGI Corporation	$ 364.7	$ 43.2	$ 111.6	$ 87.1	$ 97.4	$ 25.4
Net gains on commodity derivative instruments not associated with current-period transactions (net of tax of $13.5) (a) (b)	(29.9)	—	—	—	—	(29.9)
Loss on extinguishments of debt (net of tax of $(5.0)) (a)	7.9	7.9	—	—	—	—
Integration expenses associated with Finagaz (net of tax of $(10.6)) (a)	17.3	—	17.3	—	—	—
Adjusted net income (loss) attributable to UGI Corporation	$ 360.0	$ 51.1	$ 128.9	$ 87.1	$ 97.4	$ (4.5)
Adjusted diluted earnings per share:						
UGI Corporation earnings per share - diluted	$ 2.08	$ 0.25	$ 0.64	$ 0.50	$ 0.55	$ 0.14
Net gains on commodity derivative instruments not associated with current-period transactions (b)	(0.17)	—	—	—	—	(0.17)
Loss on extinguishments of debt	0.04	0.04	—	—	—	—
Integration expenses associated with Finagaz	0.10	—	0.10	—	—	—
Adjusted diluted earnings (loss) per share	$ 2.05	$ 0.29	$ 0.74	$ 0.50	$ 0.55	$ (0.03)

(a) Income taxes associated with pre-tax adjustments determined using statutory business unit tax rates.

(b) Includes the effects of rounding.

UGI Corporation | Fiscal 2017 Results

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30 UGI Adjusted Net Income and EPS UGI Corporation | Fiscal 2017 Results (Millions of dollars, except per share amounts) Adjusted net income attributable to UGI Corporation: Net income attributable to UGI Corporation $ 210.2 Net gains on commodity derivative instruments not associated with current-period transactions (net of tax of $6.3) (a) (b) Loss on extinguishments of debt (net of tax of $(1.4)) (a) Integration and acquisition expenses associated with the retail propane businesses of Energy Transfer Partners, L.P. ("Heritage Propane") acquired by the Partnership on January 12, 2012 (net of tax of $(5.6)) (a) 8.8 Adjusted net income attributable to UGI Corporation $ 212.3 Adjusted di luted earnings per share: UGI Corporation earnings per share - diluted $ 1.24 Net gains on commodity derivative instruments not associated with current-period transactions (b) Loss on extinguishments of debt Integration and acquisition expenses associated with the retail propane businesses of Energy Transfer Partners, L.P. ("Heritage Propane") acquired by the Partnership on January 12, 2012 Adjusted diluted earnings per share $ 1.25 (a) Income taxes associated with pre-tax adjustments determined using statutory business unit tax rates. (b) Includes the effects of rounding. Year Ended September 30, 2012 (0.05) 0.01 0.05 (8.9) 2.2

31 • Because we are unable to predict certain potentially material items affecting net income on a GAAP basis, principally mark-to-market gains and losses on commodity derivative instruments, we cannot reconcile 2018 Adjusted EBITDA, a non-GAAP measure, to net income attribute to AmeriGas Partners, L.P., the most directly comparable GAAP measure, in reliance on the “unreasonable efforts” exception set forth in SEC rules. Adjustments that management can reasonably estimate are provided in the appendix. • The enclosed supplemental information contains a reconciliation of earnings before interest expense, income taxes, depreciation and amortization ("EBITDA") and Adjusted EBITDA to Net Income. • EBITDA and Adjusted EBITDA are not measures of performance or financial condition under accounting principles generally accepted in the United States ("GAAP"). Management believes EBITDA and Adjusted EBITDA are meaningful non-GAAP financial measures used by investors to compare the Partnership's operating performance with that of other companies within the propane industry. The Partnership's definitions of EBITDA and Adjusted EBITDA may be different from those used by other companies. • EBITDA and Adjusted EBITDA should not be considered as alternatives to net income (loss) attributable to AmeriGas Partners, L.P. Management uses EBITDA to compare year-over-year profitability of the business without regard to capital structure as well as to compare the relative performance of the Partnership to that of other master limited partnerships without regard to their financing methods, capital structure, income taxes or historical cost basis. Management uses Adjusted EBITDA to exclude from AmeriGas Partners’ EBITDA gains and losses that competitors do not necessarily have to provide additional insight into the comparison of year- over-year profitability to that of other master limited partnerships. In view of the omission of interest, income taxes, depreciation and amortization, gains and losses on commodity derivative instruments not associated with current-period transactions, and other gains and losses that competitors do not necessarily have from Adjusted EBITDA, management also assesses the profitability of the business by comparing net income attributable to AmeriGas Partners, L.P. for the relevant periods. Management also uses Adjusted EBITDA to assess the Partnership's profitability because its parent, UGI Corporation, uses the Partnership's Adjusted EBITDA to assess the profitability of the Partnership, which is one of UGI Corporation’s business segments. UGI Corporation discloses the Partnership's Adjusted EBITDA as the profitability measure for its domestic propane segment. AmeriGas Supplemental Footnotes UGI Corporation | Fiscal 2017 Results

32 AmeriGas EBITDA and Adjusted EBITDA UGI Corporation | Fiscal 2017 Results (Mil l ions of dol lars) EBITDA and Adjusted EBITDA Net income attributable to AmeriGas Partners $ 162.1 $ 207.0 Income tax expense (benefit) Interest Expense Depreciation Amortization EBITDA 514.8 559.5 Subtract net gains on commodity derivative instruments not associated with current-period transactions Loss on extinguishments of debt 59.7 48.9 MGP environmental accrual Noncontrolling interest in gains on commodity derivative instruments not associated with current-period transactions and MGP environmental accrual (a) Adjusted EBITDA $ 551.3 $ 543.0 (a) Includes the impact of rounding. Year Ended September 30, 42.8 43.2 (31.1) (66.1) 2017 2016 2.0 (1.6) 7.50 - 0.4 0.7 160.2 164.1 147.7 146.8

33 Free Cash Flow Reconciliation Year Ended September 30, 1995 1996 1997 3 Years Ended 1997 2000 2001 2002 3 Years Ended 2002 2005 2006 2007 3 Years Ended 2007 ($ in millions) Cash Flow from Operations 76.8 111.2 172.0 360.0 132.7 203.5 247.5 583.7 437.7 279.4 456.2 1173.3 Less: Capital Expenditures 68.8 62.7 68.8 200.3 71 78 94.7 243.7 158.4 191.7 223.1 573.2 ree Cash Flow 8.0$ 48.5$ 103.2$ 159.7$ 61.7$ 125.5$ 152.8$ 340.0$ 279.3$ 87.7$ 233.1$ 600.1$ 2010 2011 2012 3 Years Ended 2012 2015 2016 2017 3 Years Ended 2017 ($ in millions) Cash Flow from Operations 598.8 554.7 707.7 1861.2 1163.8 969.7 953.9 3087.4 Less: Capital Expenditures 347.3 360.7 339.4 1047.4 490.6 563.8 639.8 1694.2 Free Cash Flow 251.5$ 194.0$ 368.3$ 813.8$ 673.2$ 405.9$ 314.1$ 1,393.2$ UGI Corporation | Fiscal 2017 Results

34 Consistent Earnings Pattern -10% 0% 10% 20% 30% 40% 50% 60% 70% Q1 Q2 Q3 Q4 2017 2016 2015 2014 2013 ~35% ~60% ~5% ~0% Historically, on average, ~95% of FY Adjusted EPS is generated in the first half of the year UGI Corporation | Fiscal 2017 Results Average

35 Investor Relations: Will Ruthrauff 610-456-6571 ruthrauffw@ugicorp.com